SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Chicopee Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 19, 2007

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Chicopee Bancorp, Inc. The meeting will be held at The Springfield Country Club, 1375 Elm Street, West Springfield, Massachusetts on Wednesday, May 30, 2007 at 1:00 p.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Directors and officers of the Company, as well as a representative of Berry, Dunn, McNeil & Parker, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

William J. Wagner

President and Chief Executive Officer

Chicopee Bancorp, Inc.

70 Center Street

Chicopee, Massachusetts 01013

(413) 594-6692

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	1:00 p.m., local time, on Wednesday, May 30, 2007

PLACE	The Springfield Country Club
1375 Elm Street
West Springfield, Massachusetts

ITEMS OF BUSINESS	(1) To elect six directors to serve for a term of three years.

(2) To approve the Chicopee Bancorp, Inc. 2007 Equity Incentive Plan.

(3) To ratify the selection of Berry, Dunn, McNeil & Parker as our independent registered public accounting firm for fiscal year 2007.

(4) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

NOTE: The Board of Directors is not aware of any other business to come before the meeting.

RECORD DATE	To vote, you must have been a stockholder at the close of business on April 6, 2007.

PROXY VOTING	It is important that your shares be represented at the annual meeting whether or not you plan to attend. Please note that you may vote your shares by telephone, online or by mail. Instructions for voting via telephone or online are shown in the proxy card or voting instruction sent to you. You may also vote by completing, signing and dating the proxy card or voting instruction card and promptly returning it in the envelope provided.

By Order of the Board of Directors,

Theresa C. Szlosek
Corporate Secretary

Chicopee, Massachusetts

April 19, 2007

Chicopee Bancorp, Inc.

Proxy Statement

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Chicopee Bancorp, Inc. (the “Company” or “Chicopee Bancorp”) to be used at the annual meeting of stockholders of the Company. The Company is the holding company for Chicopee Savings Bank (the “Bank”). The annual meeting will be held at The Springfield Country Club, 1375 Elm Street, West Springfield, Massachusetts on Wednesday, May 30, 2007 at 1:00 p.m., local time. This proxy statement and the enclosed proxy card are being mailed to stockholders of record on or about April 19, 2007.

Voting and Proxy Procedure

Who Can Vote at the Meeting

You are entitled to vote your Company common stock if the records of the Company show that you held your shares as of the close of business on April 6, 2007. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker how to vote.

As of the close of business on April 6, 2007, there were 7,439,368 shares of Company common stock outstanding. Each share of common stock has one vote. The Company’s Articles of Organization provide that a record owner of the Company’s common stock who beneficially owns, either directly or indirectly, in excess of 10% of the Company’s outstanding shares, is not entitled to any vote in respect of the shares held in excess of the 10% limit.

Attending the Meeting

If you were a stockholder as of the close of business on April 6, 2007, you may attend the meeting. However, if you held your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

A majority of the outstanding shares of common stock entitled to vote is required to be represented at the meeting to constitute a quorum for the transaction of business. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld will have no effect on the outcome of the election.

In voting to approve the Chicopee Bancorp, Inc. 2007 Equity Incentive Plan (the “2007 Plan”), you may vote in favor of the proposal, against the proposal or abstain from voting. In order for the 2007 Plan to be implemented prior to July 20, 2007, the 2007 Plan requires the affirmative vote of a majority of the votes eligible to be cast at the annual meeting (“Vote Standard A”). In order for the 2007 Plan to be implemented on July 20, 2007, the 2007 Plan requires the affirmative vote of a majority of the votes cast (“Vote Standard B”). For Vote Standard A, abstentions and broker non-votes will have the same effect as a vote against the proposal. For Vote Standard B, abstentions and broker non-votes will have no effect on the voting.

In voting to ratify the appointment of Berry, Dunn, McNeil & Parker as our independent registered public accounting firm, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this matter requires the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions will not be counted as votes cast and will have no effect on the voting.

Voting by Proxy

The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends that you vote:

•	for each of the nominees for director;

•	for the approval of the Chicopee Bancorp, Inc. 2007 Equity Incentive Plan; and

•	for ratification of the appointment of Berry, Dunn, McNeil & Parker as the Company’s independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided you have not revoked your proxy. The Company does not currently know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person by ballot. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

If your Company common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please review the proxy card or instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

If you have any questions about voting, please contact our proxy solicitor, Georgeson, Inc. at (866) 541-3548.

Participants in the Chicopee Savings Bank ESOP

If you participate in the Chicopee Savings Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a voting instruction card for the plan that reflects all shares you may vote under the plan. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions.

Corporate Governance

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Code of Business Conduct

The Company has adopted a Code of Ethics and Business Conduct that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. The Code of Ethics and Business Conduct requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics and Business Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics and Business Conduct. A copy of the Code of Ethics and Business Conduct can be found in the Governance Documents portion of the Investor Relations section of the Company’s website (www.chicopeesavings.com).

As a mechanism to encourage compliance with the Code of Ethics and Business Conduct, the Company has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls and auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Ethics and Business Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code of Ethics and Business Conduct.

Meetings of the Board of Directors

The Company conducts business through meetings of its Board of Directors and through activities of its committees. During 2006, the Board of Directors held five meetings. All of the current directors attended at least 75% of the total number of the board meetings held and committee meetings on which such directors served during 2006.

Committees of the Board of Directors

The following table identifies our standing committees and their members. All members of each committee are independent in accordance with the listing standards of the Nasdaq Stock Market, Inc. Each of the committees operates under a written charter that governs its composition, responsibilities and operations. The charters of all three committees are available in the Governance Documents portion of the Investor Relations section of the Company’s website (www.chicopeesavings.com).

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Thomas J. Bardon			X
Arthur F. DuBois			X
Louis E. Dupuis		X
Douglas K. Engebretson		X
Edward J. Fitzgerald	X*
David P. Fontaine	X
William D. Masse	X
John P. Moylan			X*
Gregg F. Orlen		X*
Paul C. Picknelly			X
Edwin M. Sowa			X
Judith T. Tremble		X

Number of Meetings in 2006	2	2	1

*	Denotes Chairperson

Audit Committee. The Audit Committee assists the Board of Directors in its oversight of the Company’s accounting and reporting practices, the quality and integrity of the Company’s financial reports and the Company’s compliance with applicable laws and regulations. The Committee is also responsible for engaging the Company’s independent registered public accounting firm and monitoring its conduct and independence. The Board of Directors has designated Edward J. Fitzgerald as an audit committee financial expert under the rules of the Securities and Exchange Commission. The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Audit Committee Report.”

Compensation Committee. The Compensation Committee approves the compensation objectives for the Company and the Bank and establishes the compensation for the Chief Executive Officer and other executives. The Compensation Committee reviews all compensation components including base salary, bonus, benefits and other perquisites. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors. See “Compensation Discussion and Analysis” for more information regarding the role of the Compensation Committee, management and compensation consultants in determining and/or recommending the amount or form of executive compensation. The report of the Compensation Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Compensation Committee Report.”

Nominating and Corporate Governance Committee. The Company’s Nominating and Corporate Governance Committee identifies individuals qualified to become board members, selects nominees for election as directors and develops a set of corporate governance policies and procedures. The procedures of the Nominating and Corporate Governance Committee required to be disclosed by the rules of the Securities and Exchange Commission are included in this proxy statement. See “Nominating and Governance Committee Procedures.”

Attendance at the Annual Meeting

The Board of Directors encourages each director to attend annual meetings of stockholders. Due to the timing of the Company’s stock offering on July 19, 2006, this will be the Company’s first annual meeting of stockholders.

Stock Ownership

The following table provides information as of April 6, 2007 with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding
Chicopee Savings Bank Charitable Foundation 70 Center Street Chicopee, Massachusetts 01013	551,064(1)	7.4%

Chicopee Savings Bank Employee Stock Ownership Plan 70 Center Street Chicopee, Massachusetts 01013	595,149(2)	8.0

Daniel S. Och OZ Management, L.L.C. OZ Master Fund, Ltd. 9 West 57th Street, 39th Floor New York, NY 10019	667,562(3)	9.0

Anton V. Schutz Mendon Capital Advisors Corp. 150 Allens Creek Road Rochester, NY 14618	467,365(4)	6.3

James F. Dierberg Investors of America, Limited Partnership The Indenture Trust Establishing the Dierberg Foundation Dierberg Operating Foundation, Inc. 135 North Meramec Avenue Clayton, MO 63105	519,600(5)	7.0

(1)	Based on information contained in a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 13, 2007. The foundation’s gift instrument requires that all shares of common stock held by the foundation must be voted in the same ratio as all other shares of Company common stock on all proposals considered by stockholders of the Company.
(2)	Based on information contained in a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 12, 2007. Under the terms of the ESOP, the ESOP trustee will vote shares allocated to participants’ accounts in the manner directed by the participants. The ESOP trustee, subject to its fiduciary responsibilities, will vote allocated shares for which no timely voting instructions are received in the same proportion as shares for which the trustee has received proper voting instructions from participants.
(3)	Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 14, 2007. Daniel S. Och, OZ Management, L.L.C. and OZ Master Fund, Ltd. are deemed to be beneficial owners of 667,562 shares, 667,562 shares and 632,539 shares, respectively. OZ Master Fund, Ltd.’s mailing address is c/o Goldman Sachs (Cayman) Trust, Limited, P.O. Box 896, G.T. Harbour Centre, Second Floor, North Church Street, George Town, Grand Cayman, Cayman Islands. Mr. Och, OZ Management, L.L.C. and OZ Master Fund, Ltd. each disclaim beneficial ownership of the common stock of the Company.
(4)	Based on information contained in a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 14, 2007. Mr. Schutz and Mendon Capital Advisors Corp. disclaim beneficial ownership of the common stock of the Company.
(5)	Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 1, 2007. James F. Dierberg, Investors of America, Limited Partnership, The

Indenture Trust Establishing the Dierberg Foundation and Dierberg Operating Foundation, Inc. are deemed to be beneficial owners of 100,000 shares, 519,600 shares, 50,000 shares and 50,000 shares, respectively.

The following table provides information about the shares of Company common stock that may be considered to be owned by each director or nominee for director of the Company, by the executive officers named in the Summary Compensation Table and by all directors, nominees for director and executive officers of the Company as a group as of April 6, 2007. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security and each of the named individuals has sole voting and investment power with respect to the shares shown.

Name	Number of Shares Owned (1)		Percent of Common Stock Outstanding (2)
Thomas J. Bardon	23,663	(3)	*
James H. Bugbee	3,050	(4)	*
Alzira C. Costa	9,189		*
Arthur F. DuBois	1,100	(5)	*
Louis E. Dupuis	8,000	(6)	*
Douglas K. Engebretson	12,000	(7)	*
Edward J. Fitzgerald	10,000		*
David P. Fontaine	20,000		*
William J. Giokas	10,500	(8)	*
Francine Jasinski Hayward	2,500	(9)	*
James P. Lynch	300	(10)	*
William D. Masse	10,000		*
Edmund J. Mekal	20,000		*
John P. Moylan	10,000	(11)	*
Russell J. Omer	11,504		*
Gregg F. Orlen	15,000	(12)	*
W. Guy Ormsby	11,863	(13)	*
Paul C. Picknelly	20,000		*
Barry W. Soden	10,000	(14)	*
Edwin M. Sowa	500	(15)	*
Judith T. Tremble	2,500		*
William J. Wagner	16,851	(16)	*
All Executive Officers, Directors and Director Nominees, as a Group (23 persons)	239,976		3.2%

*	Represents less than 1% of the Company’s outstanding shares.
(1)	Includes shares allocated under the Chicopee Savings Bank SBERA 401(k) Plan, with respect to which each individual has investment but not voting power as follows: Ms. Costa—8,145 shares; Mr. Omer—10,049 shares; Mr. Ormsby—4,019 shares; and Mr. Wagner—8,977 shares. Also includes shares allocated under the Chicopee Savings Bank Employee Stock Ownership Plan, with respect to which each individual has voting but not investment power as follows: Ms. Costa—1,044 shares; Mr. Omer—1,455 shares; Mr. Ormsby—1,477 shares and Mr. Wagner—1,477 shares.
(2)	Based on 7,439,368 shares of Company common stock outstanding and entitled to vote as of April 6, 2007.
(3)	Includes 11,248 shares held in an individual retirement account of Mr. Bardon’s spouse.
(4)	Includes 350 shares held by each of Mr. Bugbee’s three children.
(5)	Held jointly with Mr. DuBois’ spouse.
(6)	Includes 4,000 shares held jointly with Mr. Dupuis’ spouse and 4,000 shares held in an individual retirement account of Mr. Dupuis’s spouse.
(7)	Includes 10,000 shares held jointly with Mr. Engebretson’s spouse and 2,000 shares held by a trust for which Mr. Engebretson’s spouse is the trustee.

(8)	Includes 2,000 shares held by Mr. Giokas’ wife; 1,000 shares held in an individual retirement account of Mr. Giokas’ spouse; 500 shares held by Mr. Giokas’ son; and 4,000 shares held by a corporation of which Mr. Giokas is an owner. Mr. Giokas shares voting and investment power of these shares held by the corporation.
(9)	Includes 1,260 shares held as jointly with Ms. Hayward’s spouse and 620 shares held in an individual retirement account of Ms. Hayward’s spouse.
(10)	Held jointly with Mr. Lynch’s spouse.
(11)	Held jointly with Mr. Moylan’s spouse.
(12)	Includes 500 shares held jointly with Mr. Orlen’s daughter and 4,500 shares held jointly with Mr. Orlen’s spouse.
(13)	Includes 6,120 shares held jointly with his daughter. Also includes 247 shares held in trust as part of the supplemental executive retirement plan with respect to which Mr. Ormsby has voting but not investment power.
(14)	Held jointly with Mr. Soden’s spouse.
(15)	Held jointly with Mr. Sowa’s spouse.
(16)	Includes 100 shares held in an individual retirement account of Mr. Wagner’s spouse; 570 and 590 shares held by Mr. Wagner’s two daughters, respectively. Also includes 1,687 shares held in trust as part of the supplemental executive retirement plan with respect to which Mr. Wagner has voting but not investment power.

Proposal 1 — Election of Directors

The Company’s Board of Directors currently consists of twenty members. All of the directors are independent under the current listing standards of the Nasdaq Stock Market, Inc., except for Mr. Wagner and Mr. Ormsby, who are officers of the Company, and Ms. Hayward, whose advertising agency received payment from the Company in excess of $200,000 and 5% of the advertising agency’s 2006 gross revenues. In determining director independence, the Board of Directors considered the commercial services provided to the Company in the past three years by businesses operated by Mr. Bugbee, Mr. Masse, Ms. Tremble, Mr. Engebretson and Mr. DuBois and determined that the amounts paid by the Company for such services were not material.

The Board is divided into three classes, each with three-year staggered terms, with approximately one-third of the directors elected each year. The nominees for election this year are David P. Fontaine, James P. Lynch, William D. Masse, W. Guy Ormsby, Edwin M. Sowa and William J. Wagner, all of whom are current directors of the Company and the Bank. Each nominee has been nominated for election at the annual meeting to serve for a three-year term, or until their respective successors have been elected and qualified.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of all nominees.

Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated in each nominee’s biography is as of December 31, 2006. The indicated period for service as a director includes service as a director of the Bank.

Nominees for Election of Directors

The nominees standing for election are:

David P. Fontaine is President of Fontaine Brothers., Inc., a construction company. Age 46. Director since 2004.

James P. Lynch is the Executive Director of the Chicopee Housing Authority. Age 58. Director since 2004.

William D. Masse is the President of Granfield, Bugbee & Masse Insurance Agency. Age 50. Director since 1998.

W. Guy Ormsby has been the Executive Vice President and Treasurer of Chicopee Savings Bank since 1983. Mr. Ormsby also serves as Executive Vice President, Chief Financial Officer and Treasurer of Chicopee Bancorp. Age 62. Director since 1986.

Edwin M. Sowa is the owner of Sowa Advertising, an advertising firm. Age 77. Director since 1982.

William J. Wagner is the President and Chief Executive Officer of Chicopee Savings Bank. He has served in this capacity since 1984. Mr. Wagner also serves as President and Chief Executive Officer of Chicopee Bancorp, as well as Chairman of the Board of Chicopee Bancorp. Age 60. Director since 1984.

Directors Continuing in Office

The following directors have terms ending in 2008:

Arthur F. DuBois is an account executive with Lebel-Lavigne Insurance Agency. Age 77. Director since 1980.

William J. Giokas is the President of Lamb Knitting Machine Corp. Mr. Giokas also serves as Clerk of Chicopee Savings Bank. Age 60. Director since 1987.

Francine Jasinski Hayward is the co-owner and President of Jasin Advertising, Inc., an advertising agency. Age 44. Director since 1999.

Edmund J. Mekal is retired. Prior to retiring, Mr. Mekal was the Executive Vice President of United Engineers, Inc. Age 77. Director since 1992.

John P. Moylan is an attorney. Prior to his retirement in 2005, Mr. Moylan served as Deputy Superintendent of the Holyoke Soldiers Home. Age 72. Director since 1996.

Gregg F. Orlen is the owner of Gregg Orlen Custom Homebuilders, a construction company. Age 57. Director since 1999.

Judith T. Tremble is Executive Vice President of Valley Communications Systems, Inc., a telephone and security company. Age 63. Director since 1999.

The following directors have terms ending in 2009:

Thomas J. Bardon has been the President and Treasurer of Chicopee Provision Co., Inc., a meat manufacturer, since 1999, and was the co-owner of Custom Computers Inc., a computer repair company, until 2005. Age 66. Director since 1981.

James H. Bugbee is the Vice President of Granfield, Bugbee & Masse Insurance Agency. Age 44. Director since 1996.

Louis E. Dupuis is retired. Prior to his retirement, Mr. Dupuis owned Ames Electroplating. Age 75. Director since 1973.

Douglas K. Engebretson is the President of Tessier Associates, Inc., an architecture firm. Age 60. Director since 2000.

Edward J. Fitzgerald is a retired Certified Public Accountant. Prior to his retirement, Mr. Fitzgerald was the founder of the accounting firm Downey Sweeney & Fitzgerald, P.C. Age 76. Director since 1967.

Paul C. Picknelly is a hotel owner and operator, as well as a commercial real estate developer. Mr. Picknelly currently serves as President of the Sheraton Springfield, the Hilton Garden Inn in Springfield and Worcester and the Country Inn & Suites in Holyoke. Mr. Picknelly also serves as President of the Monarch Place Office Complex and the Harrison Place Office Building. Age 46. Director since 2000.

Barry W. Soden was the General Manager for Chicopee Electric Light Department until his retirement in 2005. Age 58. Director since 1992.

Proposal 2 — Approval of the Chicopee Bancorp, Inc. 2007

Equity Incentive Plan

On February 15, 2007, the Board of Directors adopted, subject to stockholder approval at the annual meeting, the Chicopee Bancorp, Inc. 2007 Equity Incentive Plan. In order for the 2007 Plan to be implemented prior to July 20, 2007, the 2007 Plan requires the affirmative vote of a majority of the votes eligible to be cast at the annual meeting (“Vote Standard A”). In order for the 2007 Plan to be implemented on July 20, 2007, the 2007 Plan requires the affirmative vote of a majority of the votes cast (“Vote Standard B”). For Vote Standard A, abstentions and broker non-votes will have the same effect as a vote against the proposal. For Vote Standard B, abstentions and broker non-votes will have no effect on the voting.

The Board of Directors has reserved a total of 1,041,510 shares of common stock for issuance upon the grant or exercise of awards pursuant to the 2007 Plan. All of the Company’s employees, officers, and directors are eligible to participate in the 2007 Plan. A summary of the 2007 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2007 Plan, which is attached to this proxy statement as Appendix A.

Summary of the 2007 Plan

Purpose. The purpose of the 2007 Plan is to promote the Company’s success by linking the personal interests of its employees, officers and directors to those of the Company’s stockholders, and by providing participants with an incentive for outstanding performance. The 2007 Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of employees, officers and directors upon whose judgment, interest and special efforts the successful conduct of the Company’s operation largely depends.

Permissible Awards. The 2007 Plan authorizes the granting of:

•	options to purchase shares of Company common stock, which may be non-statutory stock options or incentive stock options under the U.S. Internal Revenue Code (the “Code”); and

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture.

Shares Available for Awards. Subject to adjustment as provided in the 2007 Plan, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the 2007 Plan is 1,041,510. Except for shares retained or surrendered to satisfy tax withholding obligations, only shares actually issued under the 2007 Plan count against the total number of shares available under the 2007 Plan. Of the total shares available under the 2007 Plan, 743,936 may be issued in connection with the exercise of stock options and 297,574 may be issued as restricted stock.

Limitations on Awards. The maximum number of shares of Company common stock that may be covered by options granted under the 2007 Plan to any one person during any one calendar year is 185,984.

Administration. The 2007 Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions of awards; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2007 Plan; and make all other decisions and determinations that may be required under the 2007 Plan.

Limitations on Transfer; Beneficiaries. Generally, participants may not assign or transfer awards other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order. The Compensation Committee may permit other transfers, however, where it concludes that a transfer will not result in accelerated taxation, will not cause any option intended to be an incentive stock option to fail to qualify as such, and that a transfer is otherwise appropriate and desirable, taking into account any factors deemed relevant, including, without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Acceleration Upon Certain Events. Unless otherwise provided in an award agreement, if a participant’s service terminates by reason of death or disability, all of the participant’s outstanding options and restricted stock awards will become fully vested and exercisable and all time-based vesting restrictions on the outstanding awards will lapse. Unless otherwise determined by the Compensation Committee, the vesting of awards will also accelerate upon a change of control of the Company, as defined in the 2007 Plan.

Adjustments. In the event of a stock split, a dividend payable in shares of Company common stock, or a combination or consolidation of the Company’s common stock into a lesser number of shares, the share authorization limits under the 2007 Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately, without any change in the aggregate purchase price for each award. If the Company is involved in another corporate transaction or event that affects its common stock, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the share authorization limits under the 2007 Plan will be adjusted proportionately, and the Compensation Committee shall adjust the 2007 Plan and outstanding awards to preserve the benefits or potential benefits of the awards.

Termination and Amendment

The Board of Directors may, at any time and from time to time, terminate or amend the 2007 Plan. An amendment to the 2007 Plan will be subject to stockholder approval if the amendment would materially increase the number of shares of stock issuable under the 2007 Plan, expand the types of awards provided under the 2007 Plan, materially expand the class of participants eligible to participate in the 2007 Plan, materially extend the term of the 2007 Plan, or otherwise constitute a material amendment requiring stockholder approval under applicable stock market or stock exchange listing requirements, laws, policies or regulations. In addition, the Board of Directors may condition any amendment on the approval of the stockholders for any other reason. No termination or amendment of the 2007 Plan may adversely affect any award previously granted under the 2007 Plan without the written consent of the participant.

The Compensation Committee may amend or terminate outstanding awards; however, such actions may require the consent of the participant and, unless approved by the stockholders or otherwise permitted by the anti-dilution provisions of the 2007 Plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing

As discussed above under “Termination and Amendment,” outstanding stock options cannot be repriced, directly or indirectly, without the prior consent of the Company’s stockholders. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underlying stock) for another award would be considered an indirect repricing and would, therefore, require the prior consent of the Company’s stockholders.

Regulatory Restrictions

If the 2007 Plan becomes effective prior to July 20, 2007, the 2007 Plan must comply with certain regulatory regulations. Under these regulations, the Compensation Committee could not grant options and restricted stock to any one individual for shares that would exceed 25% of the shares reserved for each type of award. Further, the Compensation Committee could not grant options and restricted stock to any non-employee individual director for shares that would exceed 5% of the shares received for each type of award. In addition, the Compensation Committee could not grant, in the aggregate, to non-employee directors options and restricted stock that would exceed 30% of the shares reserved for each type of award. Finally, all awards must vest over a period of time no more rapidly than 20% per year commencing on the first anniversary of the date of grant, however, awards may fully vest upon death or disability of an award recipient or upon a change in control. These provisions comply with the rules and regulations issued by the Federal Deposit Insurance Corporation and the Commonwealth of Massachusetts.

Certain Federal Income Tax Effects

Non-Statutory Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a non-statutory stock option under the 2007 Plan. When the optionee exercises a non-statutory option, however, he or she will recognize ordinary income equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction, subject to any applicable limitations under Code Section 162(m). Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There typically will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for at least two years after the date the option was granted or for one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Benefits to Named Executive Officers and Others

Awards, if any, will be granted under the 2007 Plan only after the 2007 Plan is approved by stockholders. All awards under the 2007 Plan will be made at the discretion of the Compensation Committee or under delegated authority. Therefore, it is not possible to determine the benefits or amounts that will be received by any individuals or groups pursuant to the 2007 Plan in the future, or the benefits or amounts that would have been received by any individuals or groups for the last completed fiscal year if the 2007 Plan had been in effect.

Equity Compensation Plan Information as of December 31, 2006

The Company does not maintain any equity compensation plans under which its common stock may be issued upon exercise of options, warrants or rights as of December 31, 2006.

The Board of Directors recommends that stockholders vote “FOR” approval of the Chicopee Bancorp, Inc. 2007 Equity Incentive Plan.

Proposal 3 — Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Berry, Dunn, McNeil & Parker to be its independent registered public accounting firm for the 2007 fiscal year, subject to ratification by stockholders. A representative of Berry, Dunn, McNeil & Parker is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the firm is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Berry, Dunn, McNeil & Parker as the Company’s independent registered public accounting firm.

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2006 and December 31, 2005 by Berry, Dunn, McNeil & Parker:

	2006	2005
Audit Fees(1)	$190,267	$41,306
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

(1)	For 2006, includes $107,454 related to the Company’s conversion and related securities registration statement.

Pre-Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of service for predictable or recurring services. During the year ended December 31, 2006, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Audit Committee Report

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm that, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the

Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

Audit Committee of the Board of Directors of

Chicopee Bancorp, Inc.

Edward J. Fitzgerald, Chairperson

David Fontaine

William Masse

Compensation Discussion and Analysis

Our Compensation Philosophy

Our compensation philosophy starts from the premise that the success of Chicopee Bancorp depends, in large part, on the dedication and commitment of the people we place in key operating positions to drive our business strategy. We strive to satisfy the demands of our business model by providing our management team with incentives tied to the successful implementation of our corporate objectives. However, we recognize that the company operates in a competitive environment for talent. Therefore, our approach to compensation considers the full range of compensation techniques that enable us to compare favorably with our peers as we seek to attract and retain key personnel.

We base our compensation decisions on the following principles:

•

Meeting the Demands of the Market – Our goal is to compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.

•	Driving Performance – We will structure compensation around the attainment of company-wide, business unit and individual targets that return positive results to our bottom line.

•	Reflecting our Business Philosophy – Our approach to compensation reflects our values and the way we do business in the communities we serve.

Following the implementation of a stock-based incentive program, we intend to also use equity compensation as a key component of our compensation mix to develop a culture of ownership among our key personnel and to align their individual financial interest with the interests of our shareholders.

Our compensation program currently relies on two primary elements: (i) base compensation or salary and (ii) discretionary cash-based, short-term incentive compensation. Following the implementation of a stock-based incentive program, we expect that equity-based, long-term incentive compensation will also become an important element of our executive compensation program. Our ability to introduce equity awards to our compensation mix will depend on shareholder approval of an equity compensation program and compliance with applicable regulatory guidelines relating to such programs. We believe that we can meet the objectives of our compensation philosophy by achieving a balance among these three elements that is competitive with our industry peers and creates appropriate incentives for our management team. To achieve the necessary balance, the Compensation Committee of our Board of Directors has consulted with The HR Consulting Group, an independent compensation consultant, as well as reviewed survey data for peer institutions to help us benchmark our compensation program and our financial performance to our peers.

Base Compensation. The salaries of our named executive officers are reviewed at least annually to assess our competitive position and make any necessary adjustments. Our goal is to maintain salary levels for our named executive officers at a level consistent with base pay received by those in comparable positions at our peers. To further that goal, we obtain peer group information from a variety of sources including an independent compensation consultant. We also evaluate salary levels at the time of promotion or other change in responsibilities or as a result of specific commitments we made when a specific officer was hired. Individual performance and retention risk are also considered as part of our annual assessment. See “Executive Compensation – Summary Compensation Table” for the salaries paid to our named executive officers in 2006.

Cash-Based Incentive Compensation. The Compensation Committee of the Board of Directors authorizes bonuses for key personnel based on the terms of a cash-based incentive program which rewards the attainment of annual company-wide financial objectives at specified levels and individual performance relative to the specific tasks we expect an employee to accomplish during the year. Our objective is to drive annual performance at both the company and individual levels to the highest attainable levels by establishing floor, target and ceiling thresholds tied to increasing levels of incentive awards.

Long-Term Equity-Based Compensation. Our long-term incentive compensation program will be based on the delivery of competitive equity awards to our management team. We expect to use an equity-based, long-term incentive compensation program to reward outstanding performance with incentives that focuses our management team on the task of creating long-term shareholder value. By increasing the equity holdings of our management team, we will provide them with a continuing stake in our long-term success. The nature and size of awards under our equity-based program will be based on a number of factors including regulatory guidelines, awards made to those holding comparable positions in our peer group and the tax or accounting treatment of specific equity compensation techniques.

Role of the Compensation Committee

We rely on the Compensation Committee to develop our executive compensation program and to monitor the success of the program in achieving the objectives of our compensation philosophy. The Committee, which consisted of five independent directors in 2006 and now four independent directors as of March 2007, is also responsible for the administration of our compensation programs and policies, including the administration of our cash- and stock-based incentive programs. The Committee reviews and approves all compensation decisions relating to our officers. The compensation of our Chief Executive Officer and the other named executive officers are set by the Committee. The Chief Executive Officer, the Chief Financial Officer and the Senior Vice President of Human Resources attend the Compensation Committee meetings at the invitation of the Committee. The Chief Executive Officer, the Chief Financial Officer and the Senior Vice President of Human Resources do not participate in any discussions on their own compensation and do not vote on matters presented in the Committee. The Committee operates under the mandate of a formal charter that establishes a framework for the fulfillment of the Committee’s responsibilities.

The Committee reviews the charter at least annually to ensure that the scope of the charter is consistent with the Committee’s expected role. Under the charter, the Committee is charged with general responsibility for the oversight and administration of our compensation program.

Role of Compensation Consultants

Our Compensation Committee has worked with the HR Consulting Group to help us benchmark our compensation program against our peers and to ensure that our program is consistent with prevailing practice in our industry. For executive management purposes, the HR Consulting Group considered the asset size of the bank when comparing compensation against our peers. During 2006, The HR Consulting Group provided recommendations for adjustments to salary ranges, developed and modified company-wide job descriptions and provided industry comparative salary information. During 2006, The HR Consulting Group provided the Company with compensation survey data and other information to assist us in adjusting our cash compensation levels. We paid $3,314.00 in the aggregate for the services performed during the 2006 fiscal year.

Role of Management

Our Chief Executive Officer, the Chief Financial Officer and the Senior Vice President of Human Resources make recommendations to the Compensation Committee from time to time regarding the appropriate mix and level of compensation for their subordinates. Those recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. Our Chief Executive Officer, the Chief Financial Officer and the Senior Vice President of Human Resources do not participate in Committee discussions or the review of Committee documents relating to the determination of their own compensation.

Peer Group Analysis

A critical element of our compensation philosophy and a key driver of specific compensation decisions for our management team is the comparative analysis of our compensation mix and levels relative to a peer group of publicly traded banks and thrifts. We firmly believe that the cornerstone of our compensation program is the maintenance of competitive compensation program relative to the companies with whom we compete for talent. In 2006, our peer group was selected with the assistance of compensation consultants on the basis of several factors, including geographic location, size, operating characteristics, and financial performance. Annually, we participate in a compensation survey with Clark Consulting’s Southborough, Massachusetts, office. This survey included 108 banks and credit unions with operations primarily in Massachusetts and Rhode Island and detailed 80 officer positions, 73 non-officer positions and included over 12,190 incumbents. All data was effective as of April 1, 2006, with bonus and short-term incentive plan pay-outs based on the 2005 calendar year, but paid in 2006. Compensation data for 80 officer positions was reported by asset size as well as mutual vs. stock form of ownership. The survey consisted of six asset-size groupings and also provided current compensation trends and observations within the market for compensation policies and practices. The Bank’s asset size was within the $400M to $600M group. Within that group, 20 institutions reported having average total assets of $472M. Of that total 10% of the banks reporting were stock banks and 60% were savings banks. The Bank was able to compare compensation for its five executive officers to those within our asset size as well as other asset size groupings. As stated previously, the Bank also capitalized on the expertise of The HR Consulting Group of Sharon, Massachusetts, to better evaluate, refine and develop base pays, including job documentation, job evaluation, benchmarking and competitive analyses, and salary ranges to ensure compensation equity within the Company and within our direct market area.

When evaluating compensation for our executive officers, in addition to considering the relevance of the data disclosed in the compensation surveys, the following is also considered:

•	Our business need for certain officer’s skills;

•	The contributions an executive officer has made or we believe will make to our success; and

•	The transferability of an executive officer’s managerial skills to other potential employers.

Allocation Among Compensation Components

Under our present structure, base salary has represented the largest component of compensation for our executive officers. Following the implementation of a stock-based incentive program, we expect that the mix of base salary, bonus and equity compensation will vary depending upon the role of the individual officer in the organization. In allocating compensation among these elements, we believe that the compensation of our senior-most levels of management should be predominately performance-based, while lower levels of management should receive a greater portion of their compensation in base salary.

Severance and Change in Control Benefits

We recognize that an important consideration in our ability to attract and retain key personnel is our ability to minimize the impact on our management team of the possible disruption associated with our analysis of strategic opportunities. Accordingly, we believe that it is in the best interest of Chicopee Bancorp and its shareholders to provide our key personnel with reasonable financial arrangements in the event of termination of employment following a change in control or involuntary termination of employment for reasons other than cause. Each of our executives who has an employment agreement or a change in control agreement has a provision in his or her agreement that provides for certain benefits in the event of voluntary or involuntary termination following a change in control. These provisions along with the estimated change in control payments for the executives are described in the “Potential Post-termination Change in Control Benefits” section of this proxy statement. In addition, the employment agreements contain provisions which provide for certain severance benefits in the event we terminate an executive’s employment for reasons other than cause. These provisions along with the estimated severance payments for the executives are described in the “Potential Post-termination Change in Control Benefits” section of this proxy statement.

Tax and Accounting Considerations

In consultation with our tax and accounting advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirement. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences.

Retirement Benefits; Employee Welfare Benefits

We offer our employees tax-qualified retirement and savings plans. Although we maintained a defined benefit pension plan for several years, the plan was frozen and terminated after a re-evaluation of the bank’s overall retirement program. As a result of the evaluation, we switched our focus from a Defined Benefit based retirement program to a Defined Contribution based retirement program in order to provide employees with more meaningful and tangible retirement benefits and to give them greater control and easier management of their own retirement resources and to encourage employee ownership through the employee stock ownership plan. Also, a Safe Harbor contribution of 3% of pay was added to the 401(k) plan.

Our primary pension vehicle is our 401(k) plan which enables our employees to supplement their retirement savings with elective deferral contributions that we match at a specified level. The 401(k) plan is complemented by an employee stock ownership plan that allows participants to accumulate a retirement benefit in employer stock at no cost to the participant. Consistent with industry practice, we supplement our tax-qualified plans with nonqualified arrangements that provide benefits to certain officers who are affected by Internal Revenue Code limits applicable to tax-qualified plans. We also provide the Chief Executive Officer, Chief Financial Officer and certain other executive officers with supplemental executive retirement agreements which provide the executives with an annual retirement benefit. See “Executive Compensation – Nonqualified Deferred Compensation” for a description of the Executive Supplemental Income Arrangements for the named executive officers.

In addition to retirement programs, we provide our employees with coverage under medical, dental, life insurance and disability plans on terms consistent with industry practice. We also maintain an employee severance compensation plan for all eligible employees who do not have a change in control agreement or employment agreement with Chicopee Bancorp. This plan provides the employees with a severance benefit in the event their employment is terminated within one year of a change in control.

Perquisites

We provide certain of our officers, including the Chief Executive Officer and Chief Financial Officer, with perquisites similar to those provided to executives employed by our peers. The perquisites are intended to further the officers’ abilities to promote the business interests of Chicopee Bancorp in our markets and to reflect competitive practices for similarly situated officers employed by our peers.

Director Compensation

Our outside directors are compensated through a combination of retainers and meeting fees. Directors who are also employees of the company do not receive additional compensation for service on the Board. The level and mix of director compensation is revised by the Compensation Committee on a periodic basis to ensure consistency with the objectives of our overall compensation philosophy. See “Director Compensation” for the compensation paid to our board of directors in 2006.

Stock Compensation Grant and Award Practices

We expect that, following our implementation of an equity compensation program, our Compensation Committee’s grant-making process will be independent of any consideration of the timing of the release of material nonpublic information, including with respect to the determination of grant dates or the stock option exercise prices. Similarly, we expect that the release of material nonpublic information will never be timed with the purpose or intent to affect the value of executive compensation.

Stock Ownership Requirements

We have not adopted formal stock ownership requirements for our senior officers and Board members. As a practical matter, our officers and directors hold significant interests in our stock, whether accumulated through individual purchases or participation in stock compensation programs. See “Stock Ownership Table” section in this proxy statement.

Our 2006 Compensation Program

Salary Levels and Adjustments. In January 2006, we adjusted base salary for our named executive officers based on an analysis of current market pay levels of peer companies and published compensation surveys. In addition to peer group data, we also considered individual performance, strategic plans for our Company, the role and responsibilities of each of the named executive officers and the relationship of the executive officer’s base pay to the base salary of other named executive officers. The Compensation Committee met in November 2006 to review the performance and salaries of all officers of the Bank and the Company and considered salary adjustments for 2007. The Board of Directors considered and approved the recommendations of the Compensation Committee in December 2006, and all officer increases were implemented on January 1, 2007. Base salaries for the Company’s named executive officers were increased by an average by 6.53%, which placed the executive officers, as a group, within our peer group median for total compensation. We believe that the base salary paid to our named executive officers achieves our executive compensation objectives, compares favorably to both our asset size and competitive market peer groups and is within our target of providing a base salary at the market median.

Bonuses and Equity Awards. Prior to our conversion in July 2006 to a public company, we offered an annual performance based, short-term cash bonus incentive plan for all employees and officers of the Company. The plan was developed and reviewed annually by the Compensation Committee for approval by the Board of Directors. Cash awards were based upon meeting or exceeding budgeted performance criteria consisting of earnings and balance sheet objectives, sales goals, and asset quality goals. The plan included an earnings threshold that must be acquired before any portion of the plan could be implemented. Knowing that the Bank was converting to a public company in 2006 and the earnings threshold could not be met, it was the decision of the Board of Directors that in the best interest of the Company the bonus plan would not be implemented in 2006. Going forward, we intend to use equity compensation as a key component of our compensation mix to develop a culture of ownership among our key personnel and align individual financial interest with the interests of our shareholders.

Executive Compensation

Summary Compensation Table

The following information is furnished for all individuals serving as the principal executive officer or principal financial officer of the Company, as well as other executive officers of the Company who received a salary of $100,000 or more during the year ended December 31, 2006.

Name and Principal Position	Year	Salary ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(1)	All Other Compensation ($)(2)	Total ($)
William J. Wagner Chief Executive Officer	2006	$311,000	$73,633	$226,070	$610,703

W. Guy Ormsby Chief Financial Officer	2006	$186,000	$94,583	$ 99,007	$379,590

Russell J. Omer Senior Vice President	2006	$161,000	$30,946	$ 63,789	$255,735

Alzira C. Costa Senior Vice President	2006	$115,500	$28,261	$ 51,891	$195,652

(1)	For Messrs. Wagner, Ormsby and Omer and Ms. Costa, represents the aggregate change in the actuarial present value of accumulated benefit under the Chicopee Savings Bank Pension Plan during 2006. No above market earnings were credited to the named executive officers under their Executive Supplemental Income Agreements.
(2)	For Messrs. Wagner, Ormsby and Omer and Ms. Costa, amounts include, but are not limited to, executive supplemental retirement agreement contributions of $161,954, $68,043, $35,524 and $32,241 and, for Mr. Wagner, supplemental executive retirement plan contributions of $26,401.

Employment Agreements

The Company and the Bank each maintain three-year employment agreements with William J. Wagner and W. Guy Ormsby. The Company employment agreements renew on a daily basis, unless written notice of non-renewal is given. The Bank employment agreements may be renewed on an annual basis for an additional year beyond the then current expiration date in connection with each executive’s performance review by the Board of Directors of the Bank. The current base salaries under the employment agreements for Messrs. Wagner and Ormsby are $332,700 and $199,020, respectively. Each executive’s salary is reviewed at least annually. In addition to base salary, the employment agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to executive personnel. The employment agreements also provide the executives with certain payments and benefits upon termination of service. See “Potential Post-termination and Change in Control Benefits-Employments Agreements.”

The Bank or the Company (as applicable) will pay all reasonable costs and legal fees paid or incurred by Mr. Wagner or Mr. Ormsby in any dispute or question of interpretation relating to their employment agreements if the executives are successful on the merits in a legal judgment, arbitration or settlement. The employment agreements also provide that the Bank or the Company (as applicable) will indemnify Mr. Wagner and Mr. Ormsby to the fullest extent legally allowable and subject the executives to a one year non-compete in the event their employment is terminated for reasons other than a change in control or cause.

Change in Control Agreements

The Bank maintains change in control agreements with Mr. Omer and Ms. Costa. Each change in control agreement has a three-year term which renews daily. If, within two (2) years of a change in control, Mr. Omer or Ms. Costa involuntarily or voluntarily (upon the occurrence of circumstances specified in the agreements) terminates employment with the Bank for reasons other than for cause, the officer will be entitled to receive a lump sum severance payment, plus continued health insurance coverage for thirty-six months from his or her termination date. See “Potential Post-termination and Change in Control Benefits-Change in Control Agreements”.

Pension Benefits

The Chicopee Savings Bank Pension Plan is a defined benefit tax-qualified retirement plan. In connection with a review of all of the Bank’s tax-qualified retirement plans, in November 2006, the Board of Directors of the Bank elected to terminate the pension plan effective January 31, 2007. In connection with the plan termination, the Bank elected to make an adjustment to the plan that increased eligible participants’ pension benefits (see footnote 1 to the table below). Participant benefits under the pension plan are calculated based on a formula that takes into account 1.25% of a participant’s average compensation (generally defined as the average taxable compensation for the three consecutive limitation years that produce the highest average) and the number of years of service a participant has under the plan up to 25 years of service. The formula also takes into account 0.6% of the excess of a participant’s average compensation over the participant’s covered compensation (the social security taxable wage base for the 35 years ending in the year the participant becomes eligible for non-reduced social security benefits) for each year of service under the plan up to 25 years of service. Participants will receive distributions from our terminated pension plan in 2007.

Name	Plan Name	Number of Years Credited Service(#)	Present Value of Accumulated Benefit ($)(1)
William J. Wagner	Chicopee Savings Bank Pension Plan	22	$663,916
W. Guy Ormsby	Chicopee Savings Bank Pension Plan	23	551,693
Russell J. Omer	Chicopee Savings Bank Pension Plan	8	163,157
Alzira C. Costa	Chicopee Savings Bank Pension Plan	40	352,717

(1)	The material assumptions used to calculate the accumulated benefits under the Chicopee Savings Bank Pension Plan were the following: present values based on 4.85% interest rate and the 1994 Group Annuity Reserve Mortality Table projected to 2002 (unloaded) with a 50% male/female blend.

Nonqualified Deferred Compensation

Supplemental Executive Retirement Plan. The Bank maintains the Chicopee Savings Bank Supplemental Executive Retirement Plan, a non-tax-qualified defined contribution retirement plan, for the purpose of providing restorative payments to executives designated by the Board of Directors who are prevented from receiving the full benefits contemplated by the employee stock ownership plan’s benefit formula and the full matching contribution under the 401(k) Plan. Mr. Wagner and Mr. Ormsby are currently the only participants in the plan (see table below). The restorative payments under the plan consist of payments in lieu of shares that cannot be allocated to the participant’s account under the employee stock ownership plan and payments for employer matching contributions that cannot be allocated under the 401(k) Plan due to the legal limitations imposed on tax-qualified plans. In addition to providing for benefits lost under the employee stock ownership plan and 401(k) Plan as a result of limitations imposed by the Internal Revenue Code, the supplemental executive retirement plan also provides supplemental benefits to participants upon a change in control (as defined in the plan) before the complete scheduled repayment of the employee stock ownership plan loan. See “Potential Post-termination and Change in Control Benefits-Supplemental Executive Retirement Plan”.

Executive Supplemental Income Agreements. The Bank maintains individual executive supplemental income agreements with Messrs. Wagner, Ormsby and Omer and Ms. Costa (see table below). The Bank satisfies it obligations under the executive supplemental retirement income agreements by making annual contributions to secular grantor trusts established for each of the executives. These contributions are invested at the direction of the executives to fund the executive supplemental retirement income agreement benefits. If an executive exercises withdrawal rights with respect to the contributions made to the secular grantor trust, the Bank continues to accrue “phantom” contributions to the grantor trust, but makes no further contributions to the secular trust on the participant’s behalf. Benefits may be distributed from the trust upon retirement, death or termination of service. See “Potential Post-termination and Change in Control Benefits-Executive Supplemental Income Agreements”.

The following table provides information for each nonqualified deferred compensation plan in which the named executive officers participated in 2006.

Name	Plan Name	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in 2006	Aggregate Balance at Last Fiscal Year End ($)
William J. Wagner	Executive Supplemental Income Agreements	$161,954	$63,734	$659,317

	Supplemental Executive Retirement Plan	26,401	—	26,401

W. Guy Ormsby	Executive Supplemental Income Agreements	$ 68,043	$16,189	$275,853

	Supplemental Executive Retirement Plan	3,866	—	3,866

Russell J. Omer	Executive Supplemental Income Agreements	$ 35,524	$15,318	$140,432

	Supplemental Executive Retirement Plan	—	—	—

Alzira C. Costa	Executive Supplemental Income Agreements	$ 32,241	$10,505	$130,685

	Supplemental Executive Retirement Plan	—	—	—

Director Compensation

The following table provides the compensation received by individuals who served as non-employee directors of the Company and the Bank during the 2006 fiscal year.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Thomas J. Bardon	$7,800	$7,800
James H. Bugbee	9,300	9,300
Arthur F. DuBois	21,400	21,400
Louis E. Dupuis	15,800	15,800
Douglas K. Engebretson	7,808	7,808
Edward J. Fitzgerald	10,950	10,950
David P. Fontaine	10,550	10,550
William J. Giokas	19,475	19,475
Francine Jasinski Hayward	9,000	9,000
James P. Lynch	19,292	19,292
William D. Masse	10,950	10,950
Edmund J. Mekal	7,800	7,800
John P. Moylan	21,100	21,100
Gregg F. Orlen	22,300	22,300
Paul C. Picknelly	9,183	9,183
Barry W. Soden	20,408	20,408
Edwin M. Sowa	7,800	7,800
Judith T. Tremble	9,000	9,000

Cash Retainers and Fees for Non-Employee Directors. Each non-employee director of Chicopee Bancorp receives a $3,000 annual retainer. In 2006, members of the Audit Committee received an additional $1,500 retainer. In 2007, the Audit Committee retainer was increased to $3,500.

Each non-employee director of the Bank receives $450 per meeting of the Board of Directors attended. In addition, each member of the Executive Committee receives a $13,000 annual retainer, while members of subcommittees of the Bank’s Board of Directors receive $300 per meeting attended. In 2006, the members of the Bank’s Audit Committee received $400 per meeting attended. This committee has been eliminated at the Bank level for the 2007 fiscal year. William J. Giokas receives $400 per meeting of the Bank attended, in addition to the fees paid to directors, for service as Clerk of the Bank.

Potential Post-termination and Change in Control Benefits

As described in our Compensation Discussion & Analysis, we maintain certain arrangements with our named executive officers that provide for termination and change in control benefits. The information below describes and quantifies certain compensation that would become payable under our existing plans and arrangements if a named executive’s employment had terminated on December 31, 2006, or if a change in control of the Bank or the Company occurred on that same date, given the named executive’s compensation levels and, if applicable, based on our stock price as of that date. These benefits are in addition to benefits generally made available to our salaried employees, such as accrued vacation and distributions from our tax-qualified plans.

Employment Agreements. The employment agreements for Messrs. Wagner and Ormsby provide that if we choose to terminate either of the executive’s employment for reasons other than cause, or if an executive resigns from the Bank or the Company after a: (1) material reduction in the executive’s responsibilities or authority in connection with his employment with the Bank and the Company; (2) assignment to the executive of duties of a non-executive nature; (3) failure of the executive to be nominated or re-nominated as a member of the Board of

Directors; (4) reduction in the benefits and perquisites being provided to the executive in the employment agreement (unless the reduction is made on a non-discriminatory manner to all employees); (5) termination of incentive plans, programs or arrangements to such an extent as to materially reduce the aggregate value of said benefits below the value as of the date of the agreement; (6) relocation of the executive’s principal place of employment by more than 35 miles; or (7) liquidation or dissolution of the Bank or the Company, the executive or, if the executive dies, his beneficiary, would be entitled to receive a severance payment equal to his base salary due for the remaining term of his employment agreement and the contributions that would have been made on his behalf to any employee benefit plans of the Bank and the Company during the remaining term of his employment agreement. In addition, Messrs. Wagner and Ormsby would also be entitled to continued life, health and dental coverage for the remaining term of the employment agreements. Had we terminated our employment relationship with Messrs. Wagner and Ormsby on December 31, 2006, under the circumstances stated above, Messrs. Wagner and Ormsby would have been entitled to a lump sum severance payment under the Company employment agreements equal to approximately $1,579,788 and $846,354, respectively. In addition, Messrs. Wagner and Ormsby would have been entitled to continued health, dental, disability and life insurance coverage valued at approximately $84,643 and $60,889, respectively. Both Messrs. Wagner and Ormsby are subject to a one-year non-compete if they terminate employment with the Company or the Bank without Just Cause (as defined in the agreements) or for Good Reason (as defined in the agreements).

If Messrs. Wagner or Ormsby had died on December 31, 2006, the estates or beneficiaries of the executives would have been entitled to receive the compensation due to the executives through December 31, 2006 and the employment agreements would have terminated as of that date. If Messrs. Wagner or Ormsby had become disabled on December 31, 2006, resulting in the executive’s termination of employment as of that date, the employment agreements would have provided for a disability benefit equal to 100% of the executive’s bi-weekly rate of base salary as of the executive’s termination date. The executives’ disability payments would have been reduced by any disability benefits paid to the executives under any policy or program maintained by the Bank and/or the Company. Disability benefits cease upon the earlier of: (1) the date an executive returns to full-time employment; (2) the executive’s death; (3) the executive’s attainment of age 65; or (4) the expiration of the executive’s employment agreement.

The employment agreements also provide Messrs. Wagner and Ormsby with severance benefits, if following a change in control of the Bank or the Company, Mr. Wagner or Mr. Ormbsy terminates employment for Good Reason (as defined in the agreements) or if the Bank, Company or its successor terminates the executives employment for reasons other than Just Cause following a change in control. The severance benefit would be equal to three times the average of the executive’s annual compensation for the five preceding taxable years (the “base amount”), plus the value of the benefits the executives would have received under the Bank’s retirement plans for thirty-six months. Continued life, health and dental coverage would also be provided to Messrs. Wagner and Ormsby for 36 months following their termination of employment. Under the terms of the Company’s employment agreement, Mr. Wagner and Mr. Ormsby would also be entitled to receive additional tax indemnification payments if the payments and benefits under their employment agreements or any other payments triggered liability under the Internal Revenue Code of 1986, as amended, as an excise tax constituting “excess parachute payments.” Under applicable law, the excise tax is triggered by change in control-related payments which equal or exceed three times an executive’s base amount. The excise tax equals 20% of the amount of the payment in excess of one times the executive’s base amount. Had a change in control occurred on December 31, 2006, followed by the executives termination of employment on that date, Messrs. Wagner and Ormsby would have been entitled to a lump sum cash payment equal to $1,884,469 and $991,407, respectively, along with continued health, dental, disability and life insurance coverage valued at approximately $84,643 and $60,889, respectively. Mr. Wagner and Mr. Ormsby would also have been entitled to a tax indemnification payment equal to $1,305,812 and $695,725, respectively.

Change in Control Agreements. The change in control agreements for Ms. Costa and Mr. Omer provide the executives with a severance benefit if, following a change in control of the Bank or the Company, Ms. Costa or Mr. Omer terminates employment for Good Reason (as defined in the agreements) or if the Bank, Company or a successor of the Company or the Bank terminates the executives employment for reasons other than Just Cause within two years of a change in control. The severance benefit would be equal to three times the executive’s base amount. Continued life, health and dental coverage would also be provided to Mr. Omer and Ms. Costa for 36 months following their termination of employment. However, the change in agreements provide that the total value of the benefits provided and payments made to Ms. Costa and Mr. Omer in connection with a change in control may not exceed three times the executive’s base amount (“280G Limit”). Therefore, taking into account each executive’s 280G Limit, as of December 31, 2006, Ms. Costa and Mr. Omer would have been entitled to a maximum severance benefit equal to approximately $410,682 and $580,362, respectively.

Executive Supplemental Income Agreements. The agreements provide that Messrs. Wagner, Ormsby, Omer and Ms. Costa will receive a supplemental retirement income benefit following retirement at or after age 65. This benefit may be payable in a lump sum or in monthly installments for a 20 year period. In the event an executive dies at anytime after the later of: (i) his 65th birthday or (ii) the actual date the executive terminates his service with the Bank, but prior to the commencement or completion of his benefit payments, Chicopee Savings Bank will pay the executive’s beneficiary the benefits which were due to the executive. The actual amount of each executive’s supplemental income retirement benefit will be a function of (i) the amount and timing of contributions (or phantom contributions) to the secular grantor trust (or an accrued benefit account) and (ii) the actual investment experience of the contributions (or the monthly compounding rate of phantom contributions). Had Messrs. Wagner, Ormsby, Omer and Ms. Costa terminated service with the Bank on December 31, 2006, the executives would have been entitled to $659,317, $275,853, $140,432 and $130,685, respectively.

Supplemental Executive Retirement Plan. We maintain a supplemental executive retirement plan that provides Messrs. Wagner and Ormsby with a cash payment in the event of a change in control equal to the benefit the executives would have received under our employee stock ownership plan, had the executives remained employed throughout the term of the loan, less the benefits actually provided under the employee stock ownership plan on each executive’s behalf. The plan also provides Mr. Wagner and Mr. Ormsby with a stock benefit equal to the shares of our stock each executive would have received under our employee stock ownership plan had the executive not been limited by certain provisions of the Internal Revenue Code. Had a change in control occurred on December 31, 2006, Messrs. Wagner and Ormsby would have been entitled to approximately $940,815 and $512,631. See “Employee Stock Ownership Plan” below for a discussion of ESOP benefits.

Employee Stock Ownership Plan. Under the terms of our employee stock ownership plan, upon a change in control (as defined in the plan), the plan will terminate and the plan trustee will repay in full any outstanding acquisition loan. After repayment of the acquisition loan, all remaining shares of our stock held in the loan suspense account, all other stock or securities, and any cash proceeds from the sale or other disposition of any shares of our stock held in the loan suspense account will be allocated among the accounts of all participants in the plan who were employed by us on the date immediately preceding the effective date of the change in control. The allocations of shares or cash proceeds shall be credited to each eligible participant in proportion to the opening balances in their accounts as of the first day of the valuation period in which the change in control occurred. As of December 31, 2006, the employee stock ownership plan had an outstanding loan of $5,581,742. As of that date, 29,757 shares of our stock had been allocated to plan participants and 565,392 shares remained unallocated. Had a change in control occurred on December 31, 2006 and using a stock price of $15.65 (the year end closing price of the stock as reported on Nasdaq), the plan trustee would have sold approximately 356,661 of the unallocated shares held in the loan suspense account to generate the funds needed to repay the acquisition loan in full. Following the repayment of the acquisition loan, the plan would have had 208,731 shares remaining in the plan trust. Based on the terms of the plan and assuming Messrs. Wagner, Omer, Ormsby and Ms. Costa had account balances as of December 31, 2006 that represented 4.96%, 4.89%, 4.96%, and 3.51% of the total allocated plan assets, Messrs. Wagner, Omer, Ormsby and Ms. Costa would have been entitled to receive a change in control allocation under the plan valued at approximately $162,024, $159,740, $162,024 and $114,652, respectively. Payments under our employee stock ownership plan are not categorized as parachute payments and therefore not subject to each executive’s 280G Limit.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. See “Compensation Discussion and Analysis.”

Compensation Committee of the Board of Directors of

Chicopee Bancorp, Inc.

Gregg F. Orlen, Chairman

Louis E. Dupuis

Douglas K. Engebretson

Judith T. Tremble

Other Information Relating to Directors and Executive Officers

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These individuals are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Company common stock during the fiscal year ended December 31, 2006.

Transactions with Related Persons

Francine Jasinski Hayward is the owner of Jasin Advertising, Inc., an advertising agency. During fiscal 2006, Jasin Advertising, Inc. was paid $309,665 from the Bank for services it provided to the Bank.

Nominating and Corporate Governance Committee Procedures

General

It is the policy of the Nominating and Corporate Governance Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders

To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairperson of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	As to the stockholder making the recommendation, the name and address of such stockholder as it appears on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating and Corporate Governance Committee at least 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Process for Identifying and Evaluating Nominees

The process that the Nominating and Corporate Governance Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

Identification. For purposes of identifying nominees for the Board of Directors, the Nominating and Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by Chicopee Savings Bank. The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above. The Nominating and Corporate Governance Committee has not previously used an independent search firm to identify nominees.

Evaluation. In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under certain criteria, which are described below. If such individual fulfills these criteria, the Nominating and Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

Qualifications

The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include a residency requirement and a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Nominating and Corporate Governance Committee will then evaluate the following criteria in selecting nominees:

•	contributions to the range of talent, skill and expertise for the board;

•	financial, regulatory and business experience and skills;

•	familiarity with and participation in the local community;

•	integrity, honesty and reputation in connection with upholding a position of trust with respect to customers;

•	dedication to the Company and its stockholders;

•	independence; and

•	equity holdings

The Committee will also consider any other factors the Nominating and Corporate Governance Committee deems relevant, including diversity, size of the Board of Directors and regulatory disclosure obligations.

With respect to nominating an existing director for re-election to the Board of Directors, the Corporate Governance/Nominating Committee will consider and review an existing director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the board; and independence.

Submission of Business Proposals and Stockholder Nominations

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 21, 2007. If next year’s annual meeting is held on a date more than 30 calendar days from May 30, 2008, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 120 days nor more than 150 days in advance of the first anniversary of the date of the Company’s proxy statement for the previous years’ annual meeting. However, if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from date of the previous year’s annual meeting and in connection with the first annual meeting following the conversion, then such notice must be received not later than the close of business of the tenth day following the day on which notice of the date of the annual meeting was mailed to stockholders or prior public disclosure of the meeting date was made. A copy of the bylaws may be obtained from the Company.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. All communications from stockholders should be addressed to Chicopee Bancorp, Inc., P.O. Box 300, 70 Center Street, Chicopee, Massachusetts 01014. Communications to the Board of Directors should be in the care of Theresa C. Szlosek, Corporate Secretary. Communications to individual directors should be sent to such director at the Company’s address. Stockholders who wish to communicate with a Committee of the Board should send their communications to the care of the Chair of the particular committee, with a copy to John P. Moylan, the Chair of the Nominating and Corporate Governance Committee. It is in the discretion of the Nominating and Corporate Governance Committee whether any communication sent to the full Board should be brought before the full Board.

Miscellaneous

The Company will pay the cost of this proxy solicitation. In addition to the solicitation of proxies by mail, Georgeson, Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the annual meeting. The Company will pay a fee of approximately $6,500, plus expenses, for these services. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

The Company’s Annual Report to Stockholders has been included with this proxy statement. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

Theresa C. Szlosek
Corporate Secretary

Chicopee, Massachusetts

April 19, 2007

APPENDIX A

CHICOPEE BANCORP, INC.

2007 EQUITY INCENTIVE PLAN

ARTICLE 1

PURPOSE

The purpose of the Chicopee Bancorp, Inc. 2007 Equity Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Chicopee Bancorp, Inc. (the “Company”), by linking the personal financial and economic interests of employees, officers and directors of the Company or any Affiliate (as defined below) to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of employees, officers and directors upon whose judgment, interest and special effort the successful conduct of the Company’s operation largely depends. Accordingly, the Plan permits the grant of equity incentive awards from time to time to selected employees, officers and directors of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Article 2 unless the context clearly requires a different meaning. The following words and phrases shall have the following meanings:

“Affiliate” means an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

“Award” means any Option or Restricted Stock Award granted to a Participant under the Plan.

“Award Agreement” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.

“Board of Directors” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any one of the following events:

(1)	Merger: The Company merges into or consolidates with another corporation, or merges another corporation into the Company, and, as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company immediately before the merger or consolidation.

(2)	Acquisition of Significant Share Ownership: A report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s voting securities, but this clause (2) shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns fifty percent (50%) or more of its outstanding voting securities;

(3)

Change in Board Composition: During any period of two consecutive years, individuals who constitute the Company’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s Board of Directors; provided, however, that for purposes of this clause (3), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds ( 2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or

(4)	Sale of Assets: The Company sells to a third party all or substantially all of its assets.

“Change in Control Price” means the highest price per share of Shares offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board of Directors, the highest Fair Market Value of the Shares on any of the thirty (30) trading days immediately preceding the date on which a Change in Control occurs.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the committee of the Board of Directors described in Article 4 of the Plan.

“Company” means Chicopee Bancorp, Inc., or any successor corporation.

“Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer or director of the Company or any Affiliate, as applicable. Continuous service shall not be considered interrupted in the case of sick leave, military leave or any other absence approved by the Company or an Affiliate, in the case of transfers between payroll locations or between the Company, an Affiliate or a successor, or performance of services in an emeritus advisory or consulting capacity, provided, however, that for purposes of an Incentive Stock Option, “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Affiliate, as applicable.

“Covered Employee” means a covered employee as defined in Section 162(m)(3) of the Code.

“Disability” shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his or her customary and usual duties for the Company or an Affiliate, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

“Effective Date” has the meaning assigned such term in Section 3.1 of the Plan.

“Eligible Participant” means an employee, officer or director of the Company or any Affiliate.

“Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

“Fair Market Value” on any date, means (i) if the Stock is listed on an Exchange, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, Fair Market Value shall mean a price determined by the Committee in good faith on the basis of objective criteria.

“Grant Date” means the date an Award is made by the Committee.

“Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

“Non-Employee Director” means a director of the Company or an Affiliate who is not a common law employee of the Company or an Affiliate.

“Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

“Parent or Subsidiary” means a “parent” or “subsidiary” as such terms are defined in Sections 424(e) and (f) of the Code.

“Participant” means a person who, as an employee, officer or director of the Company or any Affiliate, has been granted an Award under the Plan; provided, however, that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Article 9.4 of the Plan or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

“Plan” means the Chicopee Bancorp, Inc. 2007 Equity Incentive Plan, as amended from time to time.

“Restricted Stock Award” means Stock granted to a Participant under Article 8 of the Plan that is subject to certain restrictions and to risk of forfeiture.

“Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Article 10 of the Plan, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 10 of the Plan.

“Stock” means the common stock of the Company, no par value, and such other securities of the Company as may be substituted for Stock pursuant to Article 10 of the Plan.

“1933 Act” means the Securities Act of 1933, as amended from time to time.

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1 EFFECTIVE DATE. The Plan shall be effective as of the date it is approved by the shareholders of the Company (the “Effective Date”); provided, that for purposes of this provision, the Plan shall become effective prior to July 20, 2007, only upon an affirmative vote of a majority of the shares outstanding and eligible to vote. If the Plan does not receive an affirmative vote of a majority of shares outstanding and eligible to vote, but does receive an affirmative vote of a majority of the votes cast, then the Plan shall become effective as of July 20, 2007.

3.2 TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination.

ARTICLE 4

ADMINISTRATION

4.1 COMMITTEE. The Plan shall be administered by a Committee appointed by the Board of Directors (which Committee shall consist of at least two disinterested directors) or, at the discretion of the Board of Directors from time to time, the Plan may be administered by the Board of Directors. It is intended that at least two of the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m) and the regulations thereunder) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who, at the time of consideration for such Award, (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board of Directors. The Board of Directors may reserve for itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board of Directors has reserved any authority and responsibility or during any time that the Board of Directors is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board of Directors. To the extent any action of the Board of Directors under the Plan conflicts with actions taken by the Committee, the actions of the Board of Directors shall control.

4.2 ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled, in good faith, to rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3 AUTHORITY OF COMMITTEE. Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a)	Grant Awards;

(b)	Designate Participants;

(c)	Determine the type or types of Awards to be granted to each Participant;

(d)	Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(e)	Determine the terms and conditions of any Award granted under the Plan, including, but not limited to, the exercise price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(f)	Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award in accordance with Articles 9 and 10 of the Plan, based in each case on such considerations as the Committee in its sole discretion determines;

(g)	Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(h)	Decide all other matters that must be determined in connection with an Award;

(i)	Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(j)	Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

(k)	Amend the Plan or any Award Agreement as provided herein.

Notwithstanding the above, the Board of Directors or the Committee may also delegate, to the extent permitted by applicable law, to one or more officers of the Company, the Committee’s authority under subsections (a) through (h) above, pursuant to a resolution that specifies the total number of Options or Restricted Stock Awards that may be granted under the delegation, provided that no officer may be delegated the power to designate himself or herself as a recipient of such Awards; and provided further that no delegation of its duties and responsibilities may be made to officers of the Company with respect to Awards to Eligible Participants who as of the Grant Date are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or who as of the Grant Date are reasonably anticipated to become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report to the Committee regarding the delegated duties and responsibilities.

4.4 AWARD AGREEMENTS. Each Award shall be evidenced by an Award Agreement. Each Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1 NUMBER OF SHARES. Subject to adjustment as provided in Article 10 of the Plan, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 1,041,510.

5.2 SHARE COUNTING.

(a)	To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(b)	If the exercise price of an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), only the number of Shares issued in excess of the delivery or attestation shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(c)	To the extent that the full number of Shares subject to an Option is not issued upon exercise of the Option for any reason (other than Shares used to satisfy an applicable tax withholding obligation), only the number of Shares issued and delivered upon exercise of the Option shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan. Nothing in this subsection shall imply that any particular type of cashless exercise of an Option is permitted under the Plan, that decision being reserved to the Committee or other provisions of the Plan.

5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4 LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 10), the maximum number of Shares that may be delivered pursuant to Options under the Plan is 743,936 and the maximum number of Shares that may be delivered pursuant to Award of Restricted Stock under the Plan is 297,574. The maximum number of Shares with respect to which Options may be granted during any one calendar year under the Plan to any one Participant shall be 185,984.

ARTICLE 6

ELIGIBILITY

Awards may be granted only to Eligible Participants; except that Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary of the Company.

ARTICLE 7

STOCK OPTIONS

7.1 GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)	Exercise Price. The exercise price of an Option shall not be less than the Fair Market Value as of the Grant Date.

(b)	Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d) of the Plan. The Committee shall also determine the conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. The Committee may waive any exercise or vesting provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date.

(c)	Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

(d)	Exercise Term. In no event may any Option be exercisable for more than ten (10) years from the Grant Date.

7.2 INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a)	Lapse of Option. Subject to any earlier termination provision contained in the Award Agreement, an Incentive Stock Option shall lapse upon the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4) or (5) below, provide in writing that the Option will extend until a later date, but if an Option is so extended and is exercised after the dates specified in subsections (3) and (4) below, it will automatically become a Nonstatutory Stock Option:

(1)	The expiration date set forth in the Award Agreement.

(2)	The tenth anniversary of the Grant Date.

(3)	Three (3) months after termination of the Participant’s Continuous Status as a Participant for any reason other than the Participant’s Disability or death.

(4)	One (1) year after the Participant’s Continuous Status as a Participant by reason of the Participant’s Disability.

(5)	One (1) year after the termination of the Participant’s death if the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4), but before the Option otherwise lapses.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Articles 9 or 10 of the Plan, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the Shares that were otherwise vested on the Participant’s termination of employment. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 9.4 of the Plan.

(b)	Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 (or any higher value as may be permitted under Section 422 of the Code).

(c)	Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least one hundred and ten percent (110%) of the Fair Market Value per Share at the Grant Date and the Option expires no later than five (5) years after the Grant Date.

(d)	Expiration of Authority to Grant Incentive Stock Options. No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the date the Plan was approved by shareholders, or the termination of the Plan, if earlier.

(e)	Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(f)	Eligible Grantees. The Committee may not grant an Incentive Stock Option to a person who is not at the Grant Date an employee of the Company or of an Affiliate.

ARTICLE 8

RESTRICTED STOCK

8.1 GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee.

8.2 ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Agreement, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock.

8.3 FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from death or disability or in connection with a Change in Control, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

8.4 DELIVERY OF RESTRICTED STOCK. Unless otherwise held in a trust and registered in the name of the trustee, reasonably promptly after the Grant Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom the Restricted Stock was granted, evidencing such shares. Each such stock certificate shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Chicopee Bancorp, Inc. 2007 Equity Incentive Plan and in the Award Agreement entered into between the registered owner of such shares and Chicopee Bancorp, Inc. or its Affiliates. A copy of the Plan and the

Award Agreement is on file in the office of the Corporate Secretary of Chicopee Bancorp, Inc.”

Such legend shall not be removed until the Participant vests in such shares pursuant to the terms of the Plan and the Award Agreement. Each certificate issued pursuant to this Section 8.4, in connection with a Restricted Stock Award, shall be held by the Company or its Affiliates, unless the Committee determines otherwise.

8.5 VOTING RIGHTS. Unless otherwise determined by the Committee at the time of grant, a Participant holding Restricted Stock shall be entitled to exercise full voting rights with respect to those Shares during the restriction period.

8.6 DIVIDENDS AND OTHER DISTRIBUTIONS. During the restriction period, a Participant holding Restricted Stock may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares. Such dividends shall be paid to the Participant at times determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends that the Committee deems appropriate.

ARTICLE 9

GENERAL PROVISIONS APPLICABLE TO AWARDS

9.1 STAND-ALONE AND TANDEM AWARDS. Awards granted under the Plan may, in the sole discretion of the Committee, be granted either alone or in addition to or, in tandem with, any other Award granted under the Plan.

9.2 TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option exceed a period of ten (10) years from its Grant Date (or, if Section 7.2(c) applies, five (5) years from its Grant Date).

9.3 LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if that Code section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be an option described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

9.4 BENEFICIARIES. Notwithstanding Section 9.3 of the Plan, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

9.5 STOCK CERTIFICATES. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

9.6 ACCELERATION UPON DEATH OR DISABILITY. Except as otherwise provided in the Award Agreement, upon the Participant’s death or Disability during his or her Continuous Status as a Participant, all of such Participant’s outstanding Options and other Awards in the nature of rights that may be exercised shall become fully exercisable and all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b) of the Plan, the excess Options shall be deemed to be Nonstatutory Stock Options.

9.7 TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion and in accordance with the terms of the Plan, and any determination by the Committee shall be final and conclusive. A Participant’s Continuous Status as a Participant shall not be deemed to terminate in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Nonstatutory Stock Options.

ARTICLE 10

CHANGE IN CAPITAL STRUCTURE; CHANGE IN CONTROL

10.1 CHANGES IN CAPITAL STRUCTURE. In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Article 5 shall be adjusted proportionately, and the Committee shall adjust the Plan and Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding stock unto a lesser number of Shares, the authorization limits under Article 5 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor.

10.2 ACCELERATED VESTING AND PAYMENT. Subject to the provisions of Section 10.3 of the Plan or as otherwise provided in the Award Agreement, in the event of a Change in Control, unless otherwise specifically prohibited under law or by the rules and regulations of an Exchange:

(a)	Any and all Options granted hereunder shall become immediately exercisable; additionally, if a Participant’s employment or service is involuntarily terminated or constructively terminated for any reason except cause within twelve (12) months of such Change in Control, the Participant shall have until the expiration of the term of the Option to exercise such Options;

(b)	Any time-based and other restrictions imposed on Restricted Stock shall lapse; and

(c)	The Committee shall have the ability to unilaterally determine that all outstanding Awards are cancelled upon a Change in Control, and the value of such Awards, as determined by the Committee in accordance with the terms of the Plan and the Award Agreement, be paid out in cash in an amount based on the Change in Control Price within a reasonable time subsequent to the Change in Control.

10.3 ALTERNATIVE AWARDS. Notwithstanding Section 10.2 of the Plan, no cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award hereinafter called an “Alternative Award”) by any successor as described in Section 12.16 of the Plan; provided, however, that any such Alternative Award must:

(a)	Be based on stock which is traded on an established U.S. securities market, or that the Committee reasonably believes will be so traded within sixty (60) days after the Change in Control;

(b)	Provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award;

(c)	Have substantially equivalent economic value to such Award (determined at the time of the Change in Control); and

(d)	Have terms and conditions which provide that, in the event the Participant’s employment is involuntarily terminated or constructively terminated, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

ARTICLE 11

AMENDMENT, MODIFICATION AND TERMINATION

11.1 AMENDMENT, MODIFICATION AND TERMINATION. The Board of Directors or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board of Directors or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to shareholder approval; and provided, further, that the Board of Directors or Committee may condition any other amendment or modification on the approval of shareholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) permit Awards made hereunder to be exempt from liability under Section 16(b) of the 1934 Act, (ii) comply with the listing or other requirements of an exchange, or (iii) satisfy any other tax, securities or other applicable laws, policies or regulations.

11.2 AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)	Subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, or otherwise settled on the date of such amendment or termination (with the per-share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise price of such Award);

(b)	The original term of an Option may not be extended without the prior approval of the shareholders of the Company;

(c)	Except as otherwise provided in Article 10 of the Plan, the exercise price of an Option may not be reduced, directly or indirectly, without the prior approval of the shareholders of the Company; and

(d)	No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, or otherwise settled on the date of such amendment (with the per-share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

ARTICLE 12

GENERAL PROVISIONS

12.1 NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS. No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

12.2 NO SHAREHOLDER RIGHTS. Except as otherwise provided in this Plan or in an Award Agreement, no Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

12.3 WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. If Shares are surrendered to the Company to satisfy withholding obligations in excess of the minimum withholding obligation, such Shares must have been held by the Participant as fully vested shares for such period of time, if any, as necessary to avoid variable accounting for the Option. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

12.4 NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan, in any Award Agreement or in any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

12.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974 (“ERISA”).

12.6 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

12.7 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

12.8 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

12.9 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.10 FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

12.11 GOVERNMENT AND OTHER REGULATIONS.

(a)	Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)	Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

(c)	Notwithstanding any other provision contained in the Plan, if, pursuant to Section 3.1 of the Plan, the Effective Date is prior to July 20, 2007, this Plan will comply with the following requirements:

(i)	No Options or Restricted Stock Awards granted to any Eligible Participant who is a common law employee may exceed twenty-five percent (25%) of the total amount of Options or Restricted Stock Awards, as applicable, available under the Plan;

(ii)	No Options or Restricted Stock Awards granted to any individual Non-Employee Director may exceed five percent (5%) of the total amount of Options or Restricted Stock Awards, as applicable, available under the Plan;

(iii)	The aggregate amount of Options or Restricted Stock Awards granted to all Non-Employee Directors may not exceed thirty percent (30%) of the total amount of Options or Restricted Stock Awards, as applicable, under the Plan; and

(iv)	No single grant of Options or Restricted Stock Awards under the Plan may become exercisable or vest at a rate more quickly than twenty percent (20%) per year commencing one (1) year from the Grant Date.

12.12 GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of Massachusetts.

12.13 ADDITIONAL PROVISIONS. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided, however, that such other terms and conditions are not inconsistent with the provisions of the Plan.

12.14 INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Charter or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify or hold them harmless.

12.15 NO LIMITATIONS ON RIGHTS OF COMPANY. Subject to Section 12.16 of the Plan, the grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume Awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

12.16 SUCCESSORS. Any obligations of the Company or an Affiliate under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company or Affiliate, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company or Affiliate, as applicable.

REVOCABLE PROXY

CHICOPEE BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 30, 2007

1:00 p.m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of Chicopee Bancorp, Inc. (the “Company”), consisting of Arthur F. DuBois, Thomas J. Bardon, James P. Lynch, John P. Moylan and Gregg F. Orlen or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on May 30, 2007 at 1:00 p.m., local time, at The Springfield Country Club, 1375 Elm Street, West Springfield, Massachusetts and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as indicated on the reverse of this revocable proxy:

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE

ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE

INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

ê    FOLD AND DETACH HERE    ê

CHICOPEE BANCORP, INC. – ANNUAL MEETING, MAY 30, 2007

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-866-883-2397 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/cbnk and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Annual Meeting of Stockholders May 30, 2007	Revocable Proxy Chicopee Bancorp, Inc.	Please mark as indicated in this example	☒

			For	Withhold All	For All Except			For	Against	Abstain
1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).		☐	☐	☐	2.	The approval of the Chicopee Bancorp, Inc. 2007 Equity Incentive Plan.	☐	☐	☐
	Nominees: (01) David P. Fontaine (03) William D. Masse (05) Edwin M. Sowa	(02) James P. Lynch (04) W. Guy Ormsby (06) William J. Wagner				3.	The ratification of the appointment of Berry, Dunn, McNeil & Parker as independent registered public accounting firm of Chicopee Bancorp, Inc. for the fiscal year ending December 31, 2007.	☐	☐	☐
INSTRUCTION: To withhold your vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) on the line provided below.

							The Board of Directors recommends a vote “FOR” each of the listed proposals.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
							Mark here for address change and note change			☐

	Please be sure to date and sign this proxy card in the box below.			Date

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

	Sign above

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

+	* * * IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW * * *	+

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

é                                                                                                                                               é

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1.	By Mail; or

2.	By Telephone (using a Touch-Tone Phone); or

3.	By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., May 30, 2007. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 30, 2007 1-866-883-2397	Vote by Internet anytime prior to 3 a.m., May 30, 2007 go to https://www.proxyvotenow.com/cbnk

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!

VOTING INSTRUCTION CARD

CHICOPEE BANCORP, INC. — ESOP

ANNUAL MEETING OF STOCKHOLDERS

May 30, 2007

1:00 p.m., Local Time

The undersigned hereby directs the Trustee(s) to vote all shares of common stock of (the “Company”), which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on May 30, 2007 at 1:00 p.m., local time, at The Springfield Country Club, 1375 Elm Street, West Springfield, Massachusetts and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as indicated on the reverse of this voting instruction card:

ESOP

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS VOTING INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE

INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

ê    FOLD AND DETACH HERE    ê

CHICOPEE BANCORP, INC. – ANNUAL MEETING, MAY 30, 2007

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-866-883-2397 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/cbnk and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Annual Meeting of Stockholders May 30, 2007	Voting Instruction Card Chicopee Bancorp, Inc.	Please mark as indicated in this example	☒

			For	Withhold All	For All Except				For	Against	Abstain
1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).		☐	☐	☐		2.	The approval of the Chicopee Bancorp, Inc. 2007 Equity Incentive Plan.	☐	☐	☐
Nominees:
	(01) David P. Fontaine	(02) James P. Lynch				E S O P	3.	The ratification of the appointment of Berry, Dunn, McNeil & Parker as independent registered public accounting firm of Chicopee Bancorp, Inc. for the fiscal year ending December 31, 2007.	☐	☐	☐
	(03) William D. Masse	(04) W. Guy Ormsby
	(05) Edwin M. Sowa	(06) William J. Wagner
INSTRUCTION: To withhold your vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) on the line provided below.
The Board of Directors recommends a vote “FOR” each of the listed proposals.

								Mark here for address change and note change			☐

	Please be sure to date and sign this proxy card in the box below.			Date

Sign above

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

+	* * * IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW * * *	+

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

é                                                                                                                                               é

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1.	By Mail; or

2.	By Telephone (using a Touch-Tone Phone); or

3.	By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., May 30, 2007. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 30, 2007 1-866-883-2397	Vote by Internet anytime prior to 3 a.m., May 30, 2007 go to https://www.proxyvotenow.com/cbnk

Please note that the last vote received, whether by telephone, internet or by mail, will be the vote counted.

Your vote is important!